UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 7, 2012, the Board of Directors of VIVUS, Inc., or the Company, approved the Code of Business Conduct and Ethics, or the Code, which applies to all directors, officers and employees of the Company.  The Code amends and restates the prior Code of Conduct and Ethics to further elaborate and detail policies designed to deter wrongdoing and to promote the purposes outlined for a code of ethics in Item 406 of Regulation S-K.  The Code covers topics such as compliance with laws, the workplace environment, insider trading, conflicts of interest, corporate opportunities, financial reporting, fair dealing, gifts and entertainment, protection and use of Company assets, confidentiality, outside employment, media and public discussions, environmental compliance, loans, political contributions, waivers of the Code, compliance standards and procedures, among others.  This description is a summary only and is qualified in its entirety by reference to the full text of the Code, which is filed herewith as Exhibit 14.1 and is incorporated herein by reference.  The Code will be posted as soon as practicable on the Company’s website at www.vivus.com.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

14.1	VIVUS, Inc. Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  September 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

14.1	VIVUS, Inc. Code of Business Conduct and Ethics.